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                                                                    EXHIBIT 11.1

WESTERN GAS RESOURCES, INC.
COMPUTATION OF PER SHARE EARNINGS
DECEMBER 31, 1999
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
                                                                       Weighted
                                                                        Average
                                                                       Shares Of                         Earnings
                                                                        Common                           Per Share
                                                                         Stock            Net            Of Common
                                                                       Outstanding       Income            Stock
                                                                      -------------   ------------      -----------

Net income...........................................................                 $(17,124,000)

Weighted average shares of common stock outstanding..................    32,150,769

Less preferred stock dividends:
 $2.28 cumulative preferred stock....................................                   (3,194,000)
 $2.625 cumulative convertible preferred stock.......................                   (7,245,000)
                                                                       ------------   ------------

                                                                         32,150,769   $(27,563,000)
                                                                       ============   ============

Basic earnings per share of common stock.............................                                   $      (.86)
                                                                                                        ===========

(Assume no conversion of anti-dilutive convertible preferred stock)

Assume exercise of common stock equivalents:
 Weighted average shares of common stock outstanding.................    32,150,769

 (Anti-dilutive common stock equivalents are not used in this calculation)

                                                                         32,150,769   $(27,563,000)
                                                                         ==========   ============

Fully diluted earnings per share of common stock.....................                                   $      (.86)
                                                                                                        ===========
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